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                                                                     EXHIBIT 1.2

                              WARRANT AGREEMENT FOR
                               PUBLIC TRANSACTION

                          THERMOVIEW INDUSTRIES, INC.

                                WARRANT AGREEMENT


                                                            ______________, 1999

Joseph Charles & Associates, Inc.
EBI Securities Corporation
2500 N. Military Trail, Suite 300
Boca Raton, Florida 33431

Gentlemen:

         ThermoView Industries, Inc., a Delaware corporation (the "Company"), hereby agrees to issue and sell to you, and you hereby agree to purchase from the Company, at a purchase price of $___________, a stock purchase warrant entitling the holder to purchase _____________ shares of Common Stock, $_________ par value ("Common Stock") of the Company to be evidenced by an instrument in the form attached hereto as Exhibit A (hereinafter referred to as the "Warrant", and the Warrant and all instruments hereafter issued in replacement, substitution, combination or subdivision thereof being hereinafter collectively referred to as the "Warrants"). The number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment as provided in Section 6 below. The Warrants will be exercisable by you or any other Warrantholder as to all or any lesser number of shares of Common Stock covered thereby, at the Purchase Price per share as defined below, at any time and from time to time on and after the first anniversary of the date hereof and ending at 5:00 p.m., Eastern Standard time, on the fifth anniversary of the date hereof.

         The purchase and sale of the Warrants shall take place at the same date and time as the sale by the Company to you of any shares of Common Stock, $.001 par value per share, pursuant to the terms and conditions of that certain Underwriting Agreement, dated as of even date herewith, by and between the Company and you, at which time you shall deliver a check for the full purchase price of the Warrants. At such time, the Company will deliver to you such certificates of its officers, opinions of its counsel and letters from its independent accountants with respect to this Warrant Agreement and the Warrants as you may reasonably request.

1.       DEFINITIONS.

         As used herein the following terms, unless the context otherwise requires, shall have for all purposes hereof the following respective meanings:

         (a) The term "Common Stock" refers to all stock of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which shall have the right, without limitation as to amount, either to all or to a part of the balance of current dividends

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and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily in the absence of contingency be entitled to vote for the election of a majority of the directors of the Company (even though the right so to vote has been suspended by the occurrence of such a contingency).

         (b) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 below or otherwise.

         (c) The term "Prospectus" refers to the prospectus related to the Registration Statement in the form first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Rules and Regulations of the Commission under the Act.

         (d) The term "Act" refers to the Securities Act of 1933, as amended from time to time.

         (e) The term "Commission" refers to the Securities and Exchange Commission.

         (f) The term "Purchase Price" refers to the per share purchase price of the shares of the Underlying Common Stock subject to this Warrant Agreement and the Warrants and issuable upon exercise, in whole or in part, of the Warrants. The Purchase Price shall equal the amount produced by multiplying the initial public offering price per share of Common Stock, as set forth on the cover page of the Prospectus, by one hundred twenty percent (120%).

         The Purchase Price is subject to adjustment as provided in Section 6 below.

         (g) The term "Registration Statement" refers to the Company's Registration Statement on Form S-1 (No. 333-84571), as amended, when it first is declared effective by the Commission.

         (h) The term "Underlying Common Stock" refers to the shares of Common Stock (or Other Securities) issuable or issued under this Warrant Agreement and the Warrants pursuant to the exercise, in whole or in part, of the Warrants.

         (i) The term "Warrantholder" refers to Joseph Charles & Associates, Inc. and/or EBI Securities Corporation and any transferee or transferees of Joseph Charles & Associates, Inc. and/or EBI Securities Corporation permitted by Section 3(a) below. Such term, when used in this Warrant Agreement in reference to or in the context of a person who holds or owns shares of Underlying Common Stock issued upon exercise of a Warrant, refers where appropriate to such person who holds or owns such shares of Underlying Common Stock.

         (j) The terms "you" and "your" refer to Joseph Charles & Associates, Inc. and/or EBI Securities Corporation and also, where appropriate, shall be deemed to apply with equal effect to any person to whom a Warrant has

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been transferred in accordance with the terms of this Warrant Agreement and to any person holding or owning shares of Underlying Common Stock.

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2.       REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants to you as follows:

         (a) CORPORATE AND OTHER ACTION. The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action, to authorize, execute, deliver and perform this Warrant Agreement, to execute, issue, sell and deliver the Warrants and a certificate or certificates evidencing the Warrants, to authorize and reserve for issue and, upon payment from time to time of the Purchase Price, to issue, sell and deliver, the shares of the Underlying Common Stock issuable upon exercise of the Warrants, and to perform all of its obligations under this Warrant Agreement and the Warrants. This Warrant Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms. No authorization, approval, consent or other order of any regulatory authority is required for such authorization, execution, delivery, performance, issue or sale.

         (b) NO VIOLATION. The execution and delivery of this Warrant Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions of this Warrant Agreement and of the Warrants will not conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any statute, the Certificate of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, or any other agreement, understanding, instrument, judgment, decree, order, statute, rule or regulation to which the Company is a party or by which it is or may be bound.

         (c) VALIDITY. The Warrant, when delivered to you, will be duly authorized, executed, issued and delivered and will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The shares of Underlying Common Stock of the Company issued upon exercise of the Warrants will be duly authorized and validly issued and outstanding, fully paid and nonassessable and free of preemptive rights.

3. COMPLIANCE WITH THE ACT.

         (a) TRANSFERABILITY OF WARRANTS. You agree that the Warrants may not be transferred, sold, assigned or hypothecated, except to (i) persons who are officers or directors of you; (ii) the corporation owning at least 50% of your outstanding capital stock (the "Parent"), or to persons who are directors or officers of the Parent, provided that no transfer, sale, assignment or hypothecation to the Parent or to such persons shall be allowed for a period of one year after the effective date of the Registration Statement; (iii) the respective successors to you or the Parent in a merger or consolidation; (iv) the respective purchasers of all or substantially all of your assets; (v) your respective shareholders in the event you are liquidated or dissolved or (vi) any member of the selling group and/or the officers or partners thereof.

         (b) REGISTRATION OF UNDERLYING COMMON STOCK. The Underlying Common Stock has been registered under the Act pursuant to the Registration Statement. You agree not to make any sale or other disposition of the Underlying Common Stock except pursuant to a post-effective

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amendment to the Registration Statement or pursuant to a new registration statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and commissions and any other pertinent data with respect thereto, unless you have provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required.

         (c) INCLUSION IN REGISTRATION OF OTHER SECURITIES. If at any time prior to the fifth anniversary of the date hereof, the Company shall propose the registration on an appropriate form under the Act of any shares of Common Stock or Other Securities, the Company shall at least thirty (30) days prior to the filing of such registration statement give you written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, of such proposed registration and, upon written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, given to the Company within fifteen (15) business days after the giving of such notice by the Company, and shall include or cause to be included in any such registration statement all or such portion of the Underlying Common Stock as you may request on behalf of the Warrantholders; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such Common Stock or such Other Securities originally proposed to be registered. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request pursuant to this Subsection 3(c) to register may specify that such Underlying Common Stock is to be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock, other than Underlying Common Stock, are being sold through underwriters under such registration.

         (d) COMPANY'S OBLIGATIONS IN REGISTRATION. In the event you timely elect to participate in an offering by including your shares of Underlying Common Stock in a registration statement pursuant to Subsection 3(c) above, the Company shall:

                  (i) notify you as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date of such registration statement;

                  (ii) comply with all applicable rules and regulations of the Commission;

                  (iii) notify you immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Underlying Common Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such

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         a stop order or order suspending qualification at any time, the
         Company will promptly use its best efforts to obtain the lifting of such order;

                  (iv) during any time when a prospectus is required to be delivered under the Act during the period required for the distribution of the Underlying Common Stock, use its best efforts to comply with all requirements imposed upon it by the Act, as hereafter amended, and by the rules and regulations promulgated thereunder, so far as necessary to permit the continuance of sales of or dealings in the Underlying Common Stock pursuant to a prospectus complying with Section 10(a)(3) of the Act. If at any time when a prospectus relating to the Underlying Common Stock is required to be delivered under the Act and any event shall have occurred as a result of which, in the opinion of counsel for the Company or your counsel, the prospectus relating to the Underlying Common Stock as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such prospectus to comply with the Act and the rules and regulations of the Commission, promulgated thereunder, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to you and your counsel;

                  (v) use its best efforts, in cooperation with you, at or prior to the time the registration statement becomes effective, to register or qualify the Underlying Common Stock for offering and sale under the securities laws relating to the offering or sale of the Underlying Common Stock in such jurisdictions as you may reasonably designate and to continue the qualifications in effect so long as required for purposes of the sale of the Underlying Common Stock; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of process for all purposes. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. For the purposes of this paragraph, "best efforts" includes, but is not limited to, the same standard of care and degree of effort as the Company will use to qualify its securities other than the Underlying Common Stock;

                  (vi) make generally available to its security holders as soon as practicable, but not later than the first day of the _________ full calendar month following the effective date of the registration statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the rules and regulations promulgated thereunder, but which shall satisfy the provisions of
         Section 11(a) of the Act and any applicable rules and regulations of the Commission thereunder) covering a period of at least twelve months beginning after the effective date of the registration statement;

                  (vii) use the Company's best efforts to cause the independent certified public accountants of the Company to deliver to you, and to the underwriters if the Underlying

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         Common Stock is being sold through underwriters, letters on the date that the registration statement becomes effective and on the date the Underlying Common Stock is delivered to the underwriters for sale pursuant to such registration or, if the Underlying Common
         Stock is not being sold through underwriters, on the date that the registration statement becomes effective, stating that they are independent certified public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder, and that, in their opinion, the financial statements and other financial data of the Company included in the registration statement or prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act, and such other financial matters as the underwriter, if any, or Warrantholders may reasonably request;

                  (viii) after the effective date of such registration statement, prepare, and promptly notify you of the proposed filing of, and promptly file with the Commission, each and every amendment or supplement thereto or to any prospectus forming a part thereof as may be necessary to make any statements therein not misleading in any material respect; provided, however, that no such amendment or supplement shall be filed if you shall object thereto in writing promptly after being furnished a copy thereof;

                  (ix) furnish to you, as soon as available, copies of any such registration statement and each preliminary or final prospectus, or supplement or amendment prepared pursuant thereto, all in such quantities as you may from time to time reasonably request in order to facilitate the public sale or other disposition of the Underlying Common Stock;

                  (x) make such representations and warranties to any underwriter of the Underlying Common Stock and to the holders thereof, and use the Company's best efforts to cause the Company's counsel to render, at the time or times of the letters referred to in subparagraph
         (vii) above, such opinions of such underwriter, if any, and to you, as such underwriter or you may reasonably request; and

                  (xi) pay all costs and expenses incident to the performance of the Company's obligations under this Section 3, including without limitation the fees and disbursements of the Company's auditors and legal counsel, and of legal counsel responsible for qualifying the Underlying Common Stock under state securities or blue sky laws, all filing fees and printing expenses, all expenses in connection with the transfer and delivery of the Underlying Common Stock, and all fees and expenses in connection with the qualification of the Underlying Common Stock under state securities or blue sky laws; provided, however, that the Company shall not be responsible for compensation and reimbursement of expenses to underwriters or selling agents for the included Underlying Common Stock.

         (e) AGREEMENTS BY WARRANTHOLDER. In connection with the filing of a registration statement pursuant to this Section 3, if you participate in the offering of the Underlying Common Stock by including shares owned by you, you shall:

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                  (i) furnish the Company all material information requested by the Company concerning yourself and your Parent and your Parent's holdings of securities of the Company and the proposed method of sale or other disposition of the Underlying Common Stock and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such registration statement covering all or part of the Underlying Common Stock and in order to ensure full compliance with the Act and the rules and regulations of the Commission thereunder;

                  (ii) if the Company is at the time entering into an underwriting agreement covering its Common Stock, enter into an underwriting agreement in customary form with the same underwriter or underwriters who are parties to such underwriting agreement with the Company, provided that the sales of Underlying Common Stock by you and the Company thereunder are at the same price and upon the same terms and conditions; and

                  (iii) cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing the shares of Underlying Common Stock to be included in such registration statement in escrow or custody to facilitate the sale and distribution thereof.

         (f)      INDEMNIFICATION.

                  (i) The Company shall indemnify and hold harmless you and any underwriter (as defined in the Act) for you, and each person, if any, who controls you or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any loss, liability, claim, damage and expense whatsoever (including but not limited to reasonable attorneys' fees and any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which any of you or such underwriter or such controlling person becomes subject, under the Act or otherwise, insofar as such loss, liability, claim, damage and expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (1) a registration statement covering the Underlying Common Stock, in the prospectus contained therein, or in an amendment or supplement thereto or (2) in any application or other document or communication (in this Subsection
         (f) collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Underlying Common Stock under the state securities or blue sky laws thereof or filed with the Commission, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be obligated to indemnify you in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in

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         reliance upon, and in conformity with, written information duly executed and furnished by you or such underwriter or such controlling person specifically for use in the registration statement, or any amendment or supplement thereto, or any application, as the case may be.

                           If any action is brought against a person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such person shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of the action, including the employment of counsel (satisfactory to the indemnified person in its or his reasonable judgment) and payment of expenses. The indemnified person shall have the right to employ its or his own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of the action, or unless the Company shall not have promptly employed counsel to have charge of the defense of the action or unless the indemnified person shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of the action on behalf of the indemnified person), in any of which events these fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent, which shall not be unreasonably withheld.

                           The Company's indemnity agreements contained in this Subsection 3(f) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person and shall survive any termination of this Warrant Agreement. The Company agrees promptly to notify each Warrantholder of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with any registration statement pursuant to this Section 3. The omission to notify any Warrantholder promptly of the commencement of any action against the Company or its officers and directors based upon an alleged act or omission, which, if proven, would result in such Warrantholder having to indemnify the Company pursuant to Subsection 3(f)(ii) below, if prejudicial to the Warrantholder's ability to defend such action, shall relieve such Warrantholder of any liability to indemnify the Company under Subsection 3(f)(ii).

                           The Company further agrees that, if the indemnity provisions of the foregoing paragraphs are held to be unenforceable, any Warrantholder or controlling person of such Warrantholder may recover contribution from the Company in an amount which, when added to contributions such Warrantholder or controlling person has theretofore received or concurrently receives from officers and directors of the Company or controlling persons of the Company, will reimburse such Warrantholder or controlling person for all losses, claims, damages or liabilities and legal or other expenses; provided, however, that if the full amount of the contribution specified in this Subsection 3(f)(i) is not permitted by law, then such Warrantholder or controlling person shall be entitled to

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         contribution from the Company and its officers, directors and controlling persons to the full extent permitted by law.

                  (ii) If you choose to include all or a part of the Underlying Common Stock in a public offering pursuant to Subsection 3(c) or Subsection 3(g), then you agree to indemnify and hold harmless the Company and each of its directors and officers who have signed any such registration statement, and any underwriter for the Company (as defined in the Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Act, to the same extent as the indemnity by the Company in this Subsection 3(f), but only with respect to untrue or alleged untrue statements or omissions or alleged omissions, if any, made in such registration statement, prospectus contained therein, or amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information duly executed and furnished by you to the Company specifically for use in the registration statement, in the prospectus contained therein, or any amendment or supplement thereto, or any application, as the case may be. In case any action shall be brought in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the persons so indemnified shall have the rights and duties given to you, by the provisions of the first paragraph of Subsection 3(f).

         (g) The Company agrees with you that upon the written request, made at any time after twelve (12) months after the date of this Warrant Agreement, of the holders of not less than 50% of the issued or issuable shares of Underlying Common Stock held by Warrantholders, it will prepare and file a post-effective amendment to the Registration Statement or a new registration statement covering the Underlying Common Stock and will use its best efforts to cause such amendment or registration statement to promptly become effective under the Act, provided that the Company shall not be so obligated on more than one (1) such occasion. The Company will use reasonable efforts to cause such registration to become and remain effective (including the taking of such reasonable steps as are necessary to obtain the removal of any stop order) for a period of not less than 180 days. Prior to exercising the rights provided for in this Subsection 3(g), the Warrantholders requesting such post-effective amendment or new registration statement shall negotiate in good faith with the Company to attempt to agree to sell the Warrants to the Company. The Company's obligation under this Subsection 3(g) shall expire sixty (60) months after the date of this Warrant Agreement. The provisions of Subsections 3(d), (e) and (f) hereof shall be applicable to such request and the related post-effective amendment to the Registration Statement and the public offering of Underlying Common Stock covered thereby.

4.       EXERCISE OF WARRANTS; PARTIAL EXERCISE.

         (a) EXERCISE IN FULL. Warrants may be exercised in full by the Warrantholder by surrender of the Warrant, with the form of subscription at the end thereof duly executed by such Warrantholder, to the Company at its principal office at 1101 Herr Lane, Louisville, Kentucky 40222 accompanied by payment, in cash or by certified or bank cashier's check payable to the order of the Company, in the amount obtained by multiplying the number of shares of the

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Underlying Common Stock represented by the respective Warrant or Warrants by the
Purchase Price per share (after giving effect to any adjustments as provided in Section 6 below).

         (b) PARTIAL EXERCISE. Each Warrant may be exercised in part by the Warrantholder by surrender of the Warrant, with the form of subscription at the end thereof duly executed by such Warrantholder, in the manner and at the place provided in Subsection 4(a) above, accompanied by payment, in cash or by certified or bank cashiers check payable to the order of the Company, in the respective amount obtained by multiplying the number of shares of the Underlying Common Stock designated by the Warrantholder in the form of subscription attached to the Warrant by the Purchase Price per share (after giving effect to any adjustments as provided in Section 6 below). Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Warrantholder a new Warrant of like tenor, in the name of the Warrantholder thereof or as the Warrantholder (upon payment by such Warrantholder of any applicable transfer taxes) may request, subject to Subsection 3(a), calling in the aggregate for the purchase of the number of shares of the Underlying Common Stock equal to the number of such shares called for on the face of the respective Warrant (after giving effect to any adjustment herein as provided in Section 6 below) minus the number of such shares designated by the Warrantholder in the aforementioned form of subscription.

         (c) Notwithstanding anything to the contrary contained in paragraphs 4(a) and (b), the Warrantholder may elect to exercise the Warrant in whole or in part by receiving shares of the Underlying Common Stock equal to the value (as determined below) of the Warrant, or any part hereof, upon surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of shares of the Underlying Common Stock computed using the following formula:

                                   X = Y(A-B)
                                   ----------
                                        A

     Where  X =   the number of shares of the Underlying Common Stock to be
                  issued to the  Warrant holder;

                  Y = the number of Shares of the Underlying
                      Common Stock issuable upon exercise of the Warrant;

                  A = the current fair market value of one share of Common
                      Stock;

                  B = the Purchase Price of the Warrant;

                           As used herein, current fair market value of
                  Common Stock shall mean with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on the principal national securities exchanges on which the Common Stock is at the time admitted to trading or listed, or, if there have been no sales of any such exchange on such day, the average of the highest bid and lowest ask price on such day as reported by Nasdaq, or any similar organization if Nasdaq is no longer

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                  reporting such information, either (i) on the date which
                  the form of election is deemed to have been sent to the Company (the "Notice Date") or (ii) over a period of five
                  (5) trading days preceding the Notice Date, whichever of
                  (i) or (ii) is greater. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a binding agreement for a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value to be received by the holders of the Common Stock for each share thereof pursuant to the Company's acquisition.

         (d) COMPANY TO REAFFIRM OBLIGATIONS. The Company will, at the time of any exercise of any Warrant, upon the request of the Warrantholder, acknowledge in writing its continuing obligation to afford to such Warrantholder any rights (including without limitation any right to registration under the Act and state securities laws of the shares of the Underlying Common Stock issuable or issued upon such exercise) to which such Warrantholder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant Agreement; provided, however, that if the Warrantholder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Warrantholder any such rights.

5.       DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE.

         Any exercise of the Warrants pursuant to Section 4 shall be deemed to have been effected immediately prior to the close of business on the date on which the Warrants with the subscription form and the check for the aggregate Purchase Price shall have been received by the Company. At such time, the person or persons in whose name or names any certificate or certificates for shares of Underlying Common Stock or Other Securities shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the shares of Underlying Common Stock or Other Securities so purchased. As soon as practicable after the exercise of any Warrant in full or in part, and in any event within ten days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to the purchasing Warrantholder, a certificate or certificates for the number of fully paid and nonassessable shares of the Underlying Common Stock or Other Securities to which such Warrantholder shall be entitled upon such exercise, plus in lieu of any fractional share to which such Warrantholder would otherwise be entitled, cash in an amount determined pursuant to Subsection 7(i), together with any other stock or other securities and property (including cash, where applicable) to which holder is entitled upon such exercise pursuant to
Section 6 below or otherwise.

6.       ANTI-DILUTION PROVISIONS.

         The Warrants are subject to the following terms and conditions during the term thereof:

         (a) STOCK DISTRIBUTIONS, SPLITS AND COMBINATIONS; ADJUSTMENTS. In case
(i) the outstanding shares of the Common Stock (or Other Securities) shall be subdivided into a greater number of shares, (ii) a dividend in Common Stock (or Other Securities) shall be paid in respect of Common Stock (or Other Securities), or (iii) the outstanding shares of Common Stock (or Other Securities) shall be combined into a smaller number of shares thereof, the Purchase Price per share in effect immediately prior to such subdivision or combination or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision or combination or immediately after the record date of such dividend or distribution be proportionately adjusted to equal the product obtained by multiplying the Purchase Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (or Other Securities) prior to such combination, subdivision or dividend, and the denominator of which is that number of outstanding shares of Common Stock (or Other Securities) after giving effect to such combination, subdivision or dividend. Any dividend paid or distributed on the Common Stock (or Other Securities) in stock or any other securities convertible into shares of Common Stock (or Other Securities) shall be treated as a dividend paid in Common Stock (or Other Securities) to the extent that shares of Common Stock (or Other Securities) are issuable upon the conversion thereof.

                  Whenever the Purchase Price per share is adjusted as provided in the immediately preceding paragraph, the number of shares of the Underlying Common Stock purchasable upon exercise of the Warrants immediately prior to such Purchase Price adjustment shall be adjusted, effective simultaneously with such Purchase Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of the Underlying Common Stock by a fraction, the numerator of which is the Purchase Price per share in effect immediately prior to such Purchase Price adjustment and the denominator of which is the Purchase Price per share in effect upon such Purchase Price adjustment, which adjusted number of shares of the Underlying Common Stock shall thereupon be the number of shares of the Underlying Common Stock purchasable upon exercise of the Warrants until further adjusted as provided herein.

         (b) ISSUANCE OF COMMON STOCK; ADJUSTMENTS. Except as otherwise provided in this Section 6, if and whenever after the date hereof the Company issues or sells any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, or without consideration, then, and thereafter successively upon each such issuance or sale, immediately upon such issue or sale, the Purchase Price shall be reduced to that price (calculated to the nearest cent) which is lower than the Purchase Price in effect immediately prior to the issuance of such additional shares, determined by dividing:

         an amount equal to (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed outstanding in accordance with this Section 6), multiplied by the Purchase Price in effect immediately prior to the time of such issue or sale, plus (ii) the dollar amount of the consideration, if any, received by the Company upon such issue or sale, by the total number of shares of Common Stock outstanding (or deemed outstanding in accordance with this Section 6) immediately after such issue or sale.

         After each adjustment of the Purchase Price pursuant to this Subsection 6(b), the total number of shares of Common Stock purchasable upon the exercise of the Warrants shall be proportionately adjusted to such number of shares as the total Purchase Price of the number of shares expressed in such Warrant to be purchasable at the original Purchase Price stated in such Warrant will pay for at the adjusted Purchase Price. The Company shall not be required to make any adjustment of the Purchase Price if the amount of such adjustment shall be less than $0.01, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment, which, together with any adjustments so carried forward, shall amount to not less than $0.01.

         For the purpose of any adjustment as provided in this Section 6(b), the following provisions shall also be applicable:

                  (1) In case of the issuance of additional shares of Common Stock for cash, the consideration received by the Company therefore shall be deemed to be the net cash proceeds received by the Company for such shares after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such shares.

                  (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Company.

                  (3) If at any time the Company grants any options or rights to purchase Common Stock (other than Warrants) or issues or sells any securities convertible or exchangeable into Common Stock, whether or not the rights to exchange or convert thereunder, or such options, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such options or upon conversion or exchange of such convertible securities (determined by dividing (i) the total amount, if any, received or receivable, determined in the manner provided in subdivisions (1) and (2) above, by the Company as consideration for the granting of such options or for the issue and sale of such convertible securities, plus the aggregate amount of additional consideration payable to the Company upon the exercise of all such options or upon the conversion or exchange of the convertible securities, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such options or rights or upon the conversion or exchange of all such convertible securities) shall be less than the Purchase Price in effect immediately preceding the time of the granting of such options or such issue or sale of convertible securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of all such convertible securities shall (as of the date of the granting of such options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subdivision (4) below, no adjustment of the Purchase

         Price shall be made upon the actual issue of Common Stock upon the exercise of such option or right or the conversion or exchange of such convertible securities.

                  (4) On the expiration of the above-referenced options, or the termination of the above-referenced rights to convert or exchange, the Purchase Price shall be readjusted to such Purchase Price as would have obtained had the adjustments made upon the issuance of such rights, options or convertible securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or options or upon the conversion of any such securities. Upon any change in (i) the number of shares of Common Stock deliverable upon exercise of any such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, (ii) the minimum purchase price with respect to any such options or rights or (iii) the rate at which any convertible securities referred to in subdivision (3) are convertible into or exchangeable for Common Stock or the consideration to be received by the Company upon conversion or exchange of any such convertible or exchangeable securities, then upon the delivery of the Common Stock upon the exercise of any such option or right or upon conversion or exchange of any such convertible security, the Purchase Price then in effect shall immediately be adjusted to the Purchase Price that would have been obtained pursuant to subdivision (3) giving effect to such change; provided, however, that adjustments being made pursuant to this subdivision (4) shall only be made if, as a result of such adjustment, the Purchase Price in effect immediately prior to such exercise, conversion or exchange is thereby reduced.

                  (5) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company or any of its subsidiaries; provided, however, the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Subsection 6(b).

                  (6) If the Company declares a dividend or other distribution upon the Common Stock payable otherwise than out of consolidated unreserved and unrestricted earned surplus, determined in accordance with generally accepted accounting principles, or otherwise than in Common Stock, then the Purchase Price shall be subject to adjustment determined by subtracting from the Purchase Price an amount equal to the difference between the net book value per share, on a fully diluted basis and determined in accordance with generally accepted accounting principles, immediately prior to such dividend or distribution and the net book value per share after giving effect to such dividend or distribution.

         (c) REORGANIZATIONS AND RECAPITALIZATIONS. In case the Company shall be reorganized or recapitalized by reclassifying its outstanding Common Stock (or Other Securities) into a stock with a different par value or by changing its outstanding Common Stock (or Other Securities) with par value to stock without par value, then, as a condition of such reorganization or recapitalization, as the case may be, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase, upon the terms and conditions specified herein, in lieu of the shares of Common Stock (or Other Securities) or assets theretofore purchasable upon the exercise of the Warrants, the kind and amount of shares of stock, other securities or assets receivable upon such reorganization or recapitalization by a holder of the number of shares of Common Stock (or Other Securities) which the Warrantholder might have purchased immediately prior to such recapitalization. If any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant
Agreement and in lieu of the shares of the Common Stock (or Other Securities) of the Company immediately theretofore purchasable and receivable upon the exercise of the rights set forth herein, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock (or Other Securities) equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights set forth herein had such consolidation, merger or sale not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Warrantholders to the end that the provisions hereof (including without limitation provisions for adjustments of the Purchase Price and of the number of shares purchasable and receivable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Purchase Price to the value for the Common
Stock (or Other Securities) reflected by the terms of such consolidation or merger if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation or merger). The Company will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder of each Warrant at the last address of such Warrantholder appearing on the books of the Company, the obligation to deliver to such Warrantholder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale the Warrantholders shall have been given a reasonable opportunity to then elect to receive upon the exercise of Warrants either the stock, securities or assets then issuable with respect to the Common Stock (or Other Securities) of the Company or the stock, securities or assets, or the equivalent issued to previous holders of the Common Stock in accordance with such offer. The term "Person" as used in this Subsection 6(c) shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof. For the purposes of this Subsection 6(c), an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         (d) EFFECT OF DISSOLUTION OR LIQUIDATION. In case the Company shall dissolve or liquidate all or substantially all of its assets, all rights under this Warrant Agreement and the Warrants shall terminate as of the date upon which a certificate of dissolution or liquidation shall be filed with the Secretary of State of Delaware (or, if the Company theretofore shall have been merged or consolidated with a corporation incorporated under the laws of another state, the date upon which action of equivalent effect shall have been taken); provided, however, that (i) no dissolution or liquidation shall affect the rights under Subsection 6(c) of any Warrantholder and (ii) if the Company's Board of Directors shall propose to dissolve or liquidate the Company, each Warrantholder shall be given written notice of such proposal at the earlier of
(i) the time when the Company's shareholders are first given notice of the proposal or (ii) the time when notice to the Company's shareholders is first required.

         (e) NOTICE OF CHANGE OF PURCHASE PRICE. Whenever the Purchase Price per share or the kind or amount of securities or assets purchasable under the Warrants shall be adjusted pursuant to any of the provisions of this Warrant Agreement, the Company shall forthwith thereafter cause to be sent to each Warrantholder a certificate setting forth the adjustments in the Purchase Price per share and/or in such number of shares, securities or assets purchasable upon exercise of the Warrants and also setting forth in detail the facts requiring such adjustments, including without limitation a statement of the consideration received or deemed to have been received by the Company for any additional shares of stock or other securities issued by it requiring such adjustment. In addition, the Company at its expense shall within 90 days following the end of each of its fiscal years during the term of this Warrant Agreement, and promptly upon the reasonable request of any Warrantholder in connection with the exercise from time to time of all or any portion of any Warrant, cause independent certified public accountants of recognized standing selected by the Company to compute any such adjustment in accordance with the terms of this Warrant Agreement and the Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to each Warrantholder.

         (f) NOTICE OF A RECORD DATE. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or assets, or to receive any other right, (ii) any reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each Warrantholder a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, but also the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the proposed record date therein specified.

7.       FURTHER COVENANTS OF THE COMPANY.

         (a) DILUTION OR IMPAIRMENTS. The Company will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment. Without limiting the generality of the foregoing, the Company:

                  (i) shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of the Underlying Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants and shall take all necessary actions to ensure that the par value per share, if any, of the Underlying Common Stock (or Other Securities) is at all times equal to or less than the then effective Purchase Price per share;

                  (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Other Securities upon the exercise of the Warrants from time to time outstanding;

                  (iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets; and

                  (iv) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving corporation), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant Agreement and the Warrants.

         (b) TITLE TO STOCK. All shares of the Underlying Common Stock delivered upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable; each Warrantholder shall, upon such delivery, receive good and marketable title to the Underlying Common Stock, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

         (c) LISTING ON SECURITIES EXCHANGES; REGISTRATION. If the Company at any time shall list any Common Stock on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Warrants, and maintain such listing of, all shares of the Underlying Common Stock from time to time issuable upon the exercise of the Warrants, and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.

         (d) OTHER REGISTRATIONS. The Company shall not, without your prior written consent, grant rights to any persons to register any shares of capital stock or other securities of the Company if such rights could reasonably be expected to conflict with, be on parity with, or take precedence over, the rights of holders of Warrants or Underlying Common Stock granted pursuant to this Warrant Agreement.

         (e) REMEDIES. The Company stipulates that the remedies at law of the Warrantholder or any holder of Underlying Common Stock in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement or the Warrants are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or in the Warrants or by an injunction against a violation of any of the terms hereof or thereof or otherwise.

         (f) EXCHANGE OF WARRANTS. Subject to Subsection 3(a) hereof, upon surrender for exchange of any Warrant to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such Warrantholder of any applicable transfer taxes) may direct, calling in the aggregate for the purchase of the number of shares of the Underlying Common Stock called for on the face or faces of the Warrant or Warrants so surrendered. The Warrants and all rights thereunder are transferable in whole or in part upon the books of the Company by the registered holder thereof subject to the provisions of Section 3(a), in person or by duly authorized attorney, upon surrender of the Warrant, duly endorsed, at the principal office of the Company.

         (g) REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at the expense of the Warrantholder, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         (h) REPORTING BY THE COMPANY. The Company agrees that during the term of the Warrants it will use its best efforts to keep current in the filing of all forms and other materials, if any, which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company.

         (i) FRACTIONAL SHARES. No fractional shares of Underlying Common Stock are to be issued upon the exercise of any Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to such fraction multiplied by the highest market price per share of Underlying Common Stock on the day of exercise, as determined by the highest sale price, regular way, or, if there shall have been no sale on such day, the average of the highest reported bid and lowest reported asked price, in each case as officially reported on the principal national securities exchange on which the Underlying Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Quotation Bureau Incorporated, all as adjusted; provided, however, that if the Underlying Common Stock is not traded in such manner that the quotations referred to herein are available, the market price shall be deemed to be the fair market value of such Underlying Common Stock.

8.       OTHER WARRANTHOLDERS; HOLDERS OF UNDERLYING COMMON STOCK.

         The Warrants are issued upon the following terms, to all of which each Warrantholder by the taking thereof consents and agrees: (a) any person who shall become a transferee, within the limitations on transfer imposed by Subsection 3(a) hereof, of a Warrant properly endorsed shall take such Warrant subject to the provisions of Subsection 3(a) hereof and thereupon shall be authorized to represent himself as absolute owner thereof and, subject to the restrictions contained in this Warrant Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value; (b) any person who shall become a holder or owner of shares of Underlying Common Stock shall take such shares subject to the provisions of Subsection 3(b) hereof; (c) each prior taker or owner waives and renounces all of his equities or rights in such Warrant in favor of each such permitted bona fide purchaser, and each such permitted bond fide purchaser shall acquire absolute title thereto and to all rights presented thereby; (d) until such time as the respective Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary; and (e) all references to the words "you" or "your" in this Warrant Agreement shall be deemed to apply with equal effect to any person to whom a Warrant has been transferred in accordance with the terms hereof, and where appropriate, to any person holding or owning shares of Underlying Common Stock.

9.       MISCELLANEOUS.

         All notices, certificates and other communications from or at the request of the Company to any Warrantholder shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Warrantholder, or, until an address is so furnished, to the address of the last holder of such Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Warrant Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto as Exhibit A, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed on this day of , 1999, in Boca Raton, Florida, by its proper corporate officers, thereunto duly authorized.

                                   THERMOVIEW INDUSTRIES, INC.

                                   BY:
                                      ----------------------------------------
                                      [Name and Title of Officer]


The above Warrant Agreement is confirmed this _____ day of _______________, 1999

Joseph Charles & Associates, Inc./
EBI Securities Corporation


By:
   --------------------------------------
     [Name and Title of Officer]

                                                                  EXHIBIT A


                           THERMOVIEW INDUSTRIES, INC.
                          COMMON STOCK PURCHASE WARRANT

         THIS IS TO CERTIFY THAT [Joseph Charles & Associates, Inc./EBI Securities Corporation], or its registered assigns, is entitled to purchase at any time or from time to time after ________, 199_ until 5:00 o'clock p.m., Eastern Standard Time, on _______________, 199__, up to [ENTER NUMBERS] shares of Common Stock, $.001 par value, of ThermoView Industries, Inc., a Delaware corporation (the "Company"), at a Purchase Price per share (at the time in effect) as defined in the Warrant Agreement referred to herein. This Warrant is issued pursuant to a Warrant Agreement, dated _____________, 1999 (the "Warrant Agreement"), between the Company and [Joseph Charles & Associates, Inc./EBI Securities Corporation], and all rights of the holder of this Warrant are subject to the terms and provisions of the Warrant
Agreement, copies of which are available for inspection at the offices of the Company.

         Transfer of this Warrant is restricted as provided in the Warrant Agreement.

         Subject to the provisions of the Securities Act of 1933, as amended, and of the Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, at the offices of the Company, at 1101 Herr Lane, Louisville, Kentucky 40222 by the holder hereof in person or by his or its duly authorized attorney, upon surrender of this Warrant, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder as the owner hereof for all purposes.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed in Dallas, Texas, by its proper corporate officers thereunto duly authorized.

                                      THERMOVIEW INDUSTRIES, INC.

[Date]

                                      By:
                                         -------------------------------------
                                              [Name and Title of Officer]

ATTEST:


----------------------------------
[Name and Title of Officer]

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrant)

To ThermoView Industries, Inc.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____________* shares of Common Stock of ThermoView Industries, Inc. and herewith makes payment of $__________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:
      ----------------------------------


                                             ----------------------------------
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             within Warrant)


                                             ----------------------------------
                                             (Address)



---------------
* Insert here the number of shares called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised, in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be deliverable upon exercise.

                               FORM OF ASSIGNMENT

                  (To be signed only upon transfer of Warrant)

         For value received, the undersigned hereby sells, assigns and transfers unto ____________________ the right represented by the within Warrant to purchase ______________ shares of Common Stock of ThermoView Industries, Inc. to which the within Warrant relates, and appoints __________________________ Attorney to transfer such right on the books of ThermoView Industries, Inc. with full power of substitution in the premises.

         The undersigned represents and warrants that the transfer of the within Warrant is permitted by the terms of the Warrant Agreement pursuant to which the within Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.

Dated:
      ----------------------------------


                                             ----------------------------------
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of the
                                             within Warrant)


                                             ----------------------------------
                                             (Address)


Signed in the presence of:


--------------------------------